EXHIBIT 99.3

AMERICAN CARESOURCE HOLDINGS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
INTRODUCTION

On May 8, 2014, ACSH Urgent Care of Georgia, LLC., a wholly owned subsidiary of American CareSource Holdings, Inc., (the “Company”) completed the purchase of substantially all the assets of two urgent care centers, CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC (collectively "CorrectMed" thereafter), from CorrectMed, LLC and other seller parties.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 combines the historical consolidated balance sheet of the Company and the historical combined balance sheet of CorrectMed to illustrate the estimated effect of the acquisition on the Company’s financial statements as if it had occurred on March 31, 2014. The unaudited pro forma condensed consolidated statements of operations combines the historical consolidated statements of operations of the Company for the three months ended March 31, 2014 and the year ended December 31, 2013 with the historical combined statements of operations of CorrectMed for the three months ended March 31, 2014 and for the fiscal year ended December 31, 2013, as if the acquisition had occurred on January 1, 2013. The unaudited pro forma condensed consolidated financial statements are based on certain estimates and assumptions made with respect to the combined operations of the Company and CorrectMed, which we believe are reasonable. The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and do not purport to be indicative of the results of operations of the Company or CorrectMed that actually would have been achieved had the acquisition of CorrectMed been completed on the assumed dates, or to project the Company’s results of operations for any future date or period. The unaudited pro forma condensed consolidated statements of operations give pro forma effect to the acquisition as if it had occurred on the first day of the financial period presented.

The transaction is being accounted for using the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles in the United States. Under this method, the total consideration transferred to consummate the acquisition is being allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the closing date of the acquisition. The acquisition method of accounting requires extensive use of estimates and judgments to allocate the consideration transferred to the identifiable tangible and intangible assets acquired and liabilities assumed. Accordingly, the allocation of the consideration transferred in the unaudited pro forma condensed consolidated financial statements is preliminary and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed. Such adjustments could be significant. The final valuation is expected to be completed as soon as practicable but no later than 12 months after the closing date of the acquisition, and is expected to result in the identification of intangible assets. The unaudited condensed consolidated pro forma statements of operations do not include the costs that the Company may incur to integrate CorrectMed, and these costs may be material.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) expected to continually impact the combined results of the Company and CorrectMed. The pro forma financial adjustments are limited to the aforementioned criteria and should only provide information as the effect of the particular transaction, and should not include secondary or indirect effects. Thus adjustments related to cost efficiencies, economies of scale and those made to evaluate the transaction are not included as they are not directly attributable to the transaction. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements. In addition, the condensed consolidated financial statements were derived from, and should be read in conjunction with, the information for the three months ended March 31, 2014 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 and the annual report on Form 10-K for the year ended December 31, 2013.

EXHIBIT 99.3

The historical condensed financial information regarding CorrectMed that is included in this report has been prepared by, and is the responsibility of the Company. In addition, we are in the process of reviewing CorrectMed’s financial statement classifications for conformity with the Company’s classifications. As a result of this review, it may be necessary to make additional reclassifications to the consolidated information on a prospective basis.

The statements contained in these notes that are not historical facts are forward-looking statements that involve risks and uncertainties. We wish to caution the reader that these forward-looking statements, such as our expectations for future sales results or future expense changes compared with previous periods, are only predictions. These forward-looking statements may be generally identified by the use of forward-looking words and phrases such as “will,” “intends,” “may,” “believes,” “anticipates,” “should” and “expects,” and are based on our current expectations or beliefs concerning future events that involve risks and uncertainties. Actual events or results may differ materially as a result of risks and uncertainties as described in “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and the annual report on Form 10-K for the year ended December 31, 2013, other risks referenced in our Securities and Exchange Commission filings, or other unanticipated risks. We disclaim any obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

EXHIBIT 99.3

AMERICAN CARESOURCE HOLDINGS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(Unaudited)
(amounts in thousands, except per share data)

	Historical Company	Historical CorrectMed	Pro Forma Adjustments		Pro Forma Combined Company

Net revenues	$26,751	$3,654	$—		$30,405
Costs and expenses:
Provider payments	19,762	—	—		19,762
Administrative fees	1,083	—	—		1,083
Other operating expenses	8,871	3,591	—		12,462
Management fees	—	859	(859)	(1)	—
Depreciation expense	795	255	—		1,050
Interest expense, net	—	85	25	(2)	110
Income (loss) before income taxes	(3,760)	(1,136)	834		(4,062)
Income tax provision	25	—	—		25
Net income (loss)	$(3,785)	$(1,136)	$834		$(4,087)

Loss per diluted share	$(0.66)				$(0.72)

Weighted average number of diluted common shares outstanding	5,715				5,715

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

EXHIBIT 99.3

AMERICAN CARESOURCE HOLDINGS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014
(Unaudited)
(amounts in thousands, except per share data)

	Historical Company	Historical CorrectMed	Pro Forma Adjustments		Pro Forma Combined Company

Net revenues	$5,008	$778	$—		$5,786
Costs and expenses:
Provider payments	3,753	—	—		3,753
Administrative fees	220	—	—		220
Other operating expenses	2,295	866	—		3,161
Management fees	—	146	(146)	(1)	—
Depreciation expense	178	60	—		238
Interest expense, net	—	21	6	(2)	27
Income (loss) before income taxes	(1,438)	(315)	140		(1,613)
Income tax provision	(3)	—	—		(3)
Net income (loss)	$(1,435)	$(315)	$140		$(1,610)

Loss per diluted share	$(0.25)				$(0.28)

Weighted average number of diluted common shares outstanding	5,729				5,729

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

EXHIBIT 99.3

AMERICAN CARESOURCE HOLDINGS, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2014
(Unaudited)
(amounts in thousands, except per share data)

	Historical Company	Historical CorrectMed	Pro Forma Adjustments		Pro Forma Combined Company

Current assets:
Cash and cash equivalents	$5,103	$1	$(2,180)	(7)	$2,924
Accounts receivable, net	1,648	222	—		1,870
Other current assets	412	92	—		504
Total current assets	7,163	315	(2,180)		5,298

Property and equipment, net	1,201	1,141	—		2,342

Other assets:
Goodwill	—	—	2,308	(4)	2,308
Intangible assets, net	608	—	—		608
Other assets	606	—	—		606
	$9,578	$1,456	$128		$11,162

Current liabilities:
Due to service providers	$1,580	$—	$—		$1,580
Accounts payable and accrued liabilities	1,251	350	(83)	(6)	1,518
Notes payable	—	36	—		36
Obligation under capital lease - current portion	—	32	—		32
Total current liabilities	2,831	418	(83)		3,166

Long-term debt, less current portion	—	807	500	(3)	1,307
Stockholders' equity	6,747	231	(289)	(5)	6,689
	$9,578	$1,456	$128		$11,162

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

EXHIBIT 99.3

American CareSource Holdings, Inc.
Notes to Pro Forma Condensed Consolidated Financial Statements
(tables in thousands)

(Unaudited)
On May 8, 2014, American CareSource Holdings, Inc. (the “Company”), through its wholly-owned subsidiary ACSH Urgent Care of Georgia, LLC (the “Buyer”), a Georgia limited liability company, acquired substantially all of the assets of CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC (collectively “CorrectMed”). The acquisition was consummated pursuant to the terms and conditions of an Asset Purchase Agreement, dated April 30, 2014, by and among Buyer and CorrectMed, LLC. CorrectMed, LLC received aggregate consideration of $2,180,000 in cash and a $500,000 promissory note which is due and payable on May 8, 2015. The consideration is subject to certain post-closing adjustments. The aggregate purchase price for the acquisition was $2,680,000. The closing price will be adjusted after closing based on actual working capital levels.

The allocation of the consideration transferred to acquire CorrectMed is preliminary. We are in the process of evaluating CorrectMed’s financial statement classifications for conformity with the Company’s classifications. As a result of this review, it may be necessary to make additional reclassifications to the consolidated information of CorrectMed on a prospective basis.

The total consideration transferred has been allocated to CorrectMed’s net tangible and identifiable intangible assets based on their fair value as of May 8, 2014 for purposes of the pro forma condensed combined consolidated financial statements. These amounts, including intangibles and related amortization, are subject to change based on the results of the final valuations of assets acquired and liabilities assumed, which are expected to be completed within the 12 months following the acquisition. The excess of the consideration transferred over the net tangible and intangible identifiable assets is reflected as goodwill. The preliminary allocation of the total consideration paid to the fair value of the assets acquired and liabilities assumed as of May 8, 2014 is as follows:

Cash	$1
Accounts receivable	200
Other current assets	84
Fixed assets	1,124
Goodwill	2,347
Other liabilities assumed	(1,076)
$2,680

EXHIBIT 99.3

Pro forma Adjustments and Assumptions

(1)	To eliminate excess management fees charged to CorrectMed. Fees were provided by a company with common ownership that will no longer be incurred.

(2)	To record interest expense related to the $500,000 promissory note included as part of the aggregate consideration. Interest is payable at 5% and is due on May 8, 2015.

(3)	Represents a promissory note taken on by the Company at consummation of the acquisition, which is classified as long-term debt as of March 31, 2014.

(4)
Represents the excess of the amount paid for CorrectMed over the fair value of assets acquired and liabilities assumed (goodwill). This amount, and any related amortization on amounts allocated to intangibles, is subject to change based on the results of the final valuations of assets acquired and liabilities assumed, which are expected to be completed within the 12 months following the acquisition.

(5)	Represents elimination of CorrectMed’s historical member's equity account balances and accrual of $58,000 in future transaction costs in purchase accounting.

(6)	Represents elimination of CorrectMed's inter-company payable, which was not assumed by the Company, plus $58,000 of transactions costs to be incurred.

(7)	Represents cash paid by the Company at consummation of the acquisition.